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EXHIBIT 5.1

                       HOGE CARTER HOLMES PLLC
                       ATTORNEYS AND COUNSELORS
                            HAMPTON COURT
                              SUITE 600
                             4311 OAKLAWN
                         DALLAS, TEXAS 75219

                          -----------------

       Steven B. Holmes                      TELEPHONE (214) 765-6000
         Licensed In                        TELECOPIER (214) 765-6020
      Texas and Oklahoma



                    April 3, 2001

Board of Directors
Sundew International, Inc.
1422 Chestnut Street, Suite 410
Philadelphia, PA 19102

         Re: Sundew International, Inc.
         Registration Statement on Form SB-2

Gentlemen:

     We have been retained by Sundew International, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with the request, we have examined the following:

     1.   Articles of Incorporation of the Company;

     2.   Bylaws of the Company;

     3.   The Registration Statement; and

     4. Unanimous consent resolutions of the Company's Board of Directors.

     We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.



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HOGE CARTER HOLMES PLLC

Board of Directors
April 3, 2001
Page 2


     Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

     We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                              Sincerely,

                              HOGE CARTER HOLMES PLLC

                              /s/ Steven B. Holmes
                              -------------------------
                              Steven B. Holmes

SBH



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